Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement, dated as of January 7, 2020 (the “Agreement”), is by and between Tyme Technologies, Inc., a Delaware corporation with its principal offices at 17 State Street, 7th Floor, New York, NY 10004 (the “Company”), and Eagle Pharmaceuticals, Inc., a Delaware corporation with its principal offices at 50 Tice Boulevard, Suite 315, Woodcliff Lake, NJ 07677 (the “Purchaser”).

WHEREAS, the Company desires to issue and sell to the Purchaser a number of shares (each a “Share” and collectively, as applicable, the “Shares”) of the common stock, par value $0.0001 per share (the “Common Stock”) or the Series A preferred stock, par value $0.0001 per share (the “Preferred Stock”), of the Company and the Purchaser desires to purchase and acquire the Shares, all on the terms and subject to the conditions as set forth in this Agreement;

WHEREAS, the Purchaser desires to provide further payments and to purchase additional Shares, and the Company desires to issue and sell such Shares, upon the occurrence of certain milestone events as described herein;

WHEREAS, the Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act;

WHEREAS, simultaneously with the entry into this Agreement, the parties have entered into a Co-Promotion Agreement pursuant to which Purchaser and its Affiliates will provide sales services to the Company in exchange for 15% of net sales revenue from SM-88 sales in the United States; and

WHEREAS, simultaneously with the entry into this Agreement, the Company and the Purchaser have entered into a Registration Rights Agreement attached hereto as Exhibit A, pursuant to which the Company will agree to provide certain registration rights in respect of the Shares under the Securities Act, and the rules and regulations promulgated thereunder, and applicable state securities laws.

NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the parties hereto agree as follows:

1.             Definitions. In addition to those capitalized terms otherwise defined in this Agreement, as used in this Agreement, the following capitalized terms shall have the following respective meanings:

(a)            “Affiliate” of a party, means any corporation or other business entity controlled by, controlling or under common control with such party. For this purpose, “control” shall mean direct or indirect beneficial ownership of fifty percent (50%) or more of the voting or income interest in such corporation or other business entity.

(b)            “Associate” means (i) a corporation or organization of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar capacity and (iii) any relative or spouse of such person.

(c)            “Business Day” means any calendar day other than a Saturday, Sunday or other day on which banks in New York City are authorized or required to be closed.

(d)            “Closing Date” means the Initial Closing Date or the Milestone Closing Date, as applicable.

(e)            “Company Owned IP” means all intellectual property rights owned by the Company (whether exclusively or jointly with any other person or entity) that are directly related to SM-88 (racemetyrosine).

(f)             “Company Registered IP” shall mean each item of Company Owned IP that is Registered IP.

(g)            “Corporate Transaction” shall mean any of (i) a sale, lease, transfer, exclusive license or other disposition of all or substantially all of the assets of the Company and its subsidiaries; (ii) a sale, lease, transfer, exclusive license or other disposition of all or substantially all of the assets of the Company and its subsidiaries related to SM-88 in the United States; (iii) a sale or other disposition (including through the issuance by the Company of shares of its capital stock) of at least a majority of the voting power of the Company; (iv) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or (v) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise, provided, however, that none of (1) any change in ownership or sale or other disposition of shares occurring solely through public trading of the Common Stock by third parties, (2) any public offering of the Company’s capital stock for cash on the part of the Company, including pursuant to any existing or successor “at-the-market” financing facility or (3) any reincorporation, migratory merger effected solely for the purpose of changing the jurisdiction of incorporation, or internal reorganization or restructuring of the Company shall not constitute a Corporate Transaction.

(h)            “Effective Date” means the date on which the initial Registration Statement is required to be declared effective by the SEC under the terms of the Registration Rights Agreement.

(i)             “Exchange Act” means the Securities Exchange Act of 1934, as amended

(j)             “FDA” means the U.S. Food and Drug Administration or successor entity thereto.

(k)            “Governmental Body” shall mean any national, federal, regional, state, provincial, local, or foreign or other governmental authority or instrumentality, legislative body, court, administrative agency, regulatory body, commission or instrumentality, including any multinational authority having governmental or quasi-governmental powers, or any other industry self-regulatory authority or arbitral body.

(l)             “Knowledge of the Company,” or any derivation thereof, means the actual knowledge of Steve Hoffman, Michele Korfin, Giuseppe Del Priore, Ben Taylor, John Eckard, or Jim Biehl.

(m)            “Initial Closing Date” means the date of the Initial Closing.

(n)            “Initial Per Share Price” means $2.00.

(o)            “Law” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, rule, regulation, executive order, injunction, judgment, order, award, decree, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

(p)            “Milestone Closing Date” means the date of the Milestone Closing.

(q)            “Milestone Event” means the earlier of (i) the successful completion of a pivotal trial in pancreatic cancer, as defined by achieving the primary efficacy endpoint per the protocol, of (A) Part 2 of the Company’s TYME-88-Panc clinical trial or (B) an arm of the Precision PromiseSM clinical trial with the Pancreatic Cancer Action Network using SM-88; in either case, with any such amendments or changes to the protocol resulting from FDA guidance or communications and in each case that is adequate for registration submission and meets the primary endpoint as prespecified in the protocol provided to FDA incorporating FDA comments or (ii) FDA approval of SM-88 in any cancer indication within the United States in all cases if, and only if, the events set forth in subsections (i) or (ii) hereof occur within five (5) years of the date hereof (the “Expiration Date”).

(r)            “Milestone Investment Amount” means $10 million.

(s)            “Milestone Per Share Price” means $1,000 per Preferred Share, it being understood that the conversion price of such Preferred Shares into common stock would be equal to the product of the average of the VWAP for the seven (7) trading days immediately following the public announcement of the Company achieving the Milestone Event multiplied by 1.15. Notwithstanding anything else in this Agreement, the conversion price of the Preferred Shares shall not result in common stock issued at less than the “Minimum Price” as defined in Nasdaq Rule 5635(d).

(t)             “Milestone Representations” has the meaning set forth in Section 6.1(a)(ii).

(u)            “Nasdaq” means the Nasdaq Capital Market tier of the Nasdaq Stock Market, Inc.

(v)            “Registered IP” means all intellectual property rights that are registered, filed, or issued under the authority of any Governmental Body, including all patents, registered copyrights, registered mask works, and registered trademarks and all applications for any of the foregoing.

(w)            “Registration Rights Agreement” has the meaning set forth in the Recitals.

(x)             “Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Registrable Securities (as defined in the Registration Rights Agreement).

(y)            “Representatives” is defined in Section 5.14.

(z)             “SEC Filings” means those reports and filings made by the Company with the SEC under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, on or after the beginning of the Company’s 2017 fiscal year, the date on which the Company consummated a reverse triangular merger with Tyme Inc. (“Tyme”) pursuant to which the Company succeeded to the business of Tyme, including the exhibits thereto and documents incorporated by reference therein.

(aa)           “SM-88” means TYME’s SM-88 (racemetyrosine) novel oral therapy. SM-88 (D,L-alpha-metyrosine; racemetyrosine [USAN]) is a proprietary modified dysfunctional tyrosine derivative.

(bb)          “Transaction Documents” means this Agreement and the Registration Rights Agreement.

(cc)          “VWAP” means, as of any date, the volume weighted average price for Common Stock on Nasdaq (or other national exchange on which the Common Stock is then primarily traded) during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg through its “VAP” function (set to 09:30 start time and 16:00 end time).

2.             Initial Purchase and Sale of Shares.

2.1            Initial Purchase and Sale of Shares. Subject to and upon the terms and conditions set forth in this Agreement, the Company shall sell and issue to the Purchaser, and Purchaser shall purchase from the Company, at the Initial Closing, 10 million Shares at the Initial Per Share Price for an aggregate purchase price of $20 million (the “Initial Purchase”).

2.2            Initial Closing.

(a)             Subject to the satisfaction or waiver of the conditions set forth in Section 6 of this Agreement, the Initial Purchase shall take place on the date hereof (the “Initial Closing”).

(b)            At the Initial Closing, the Company shall deliver to Purchaser a stock certificate representing the Shares being purchased and acquired by the Purchaser in the Initial Purchase.

(c)            At the Initial Closing, the Company shall deliver to Purchaser the Registration Rights Agreement, in the form of Exhibit A, executed by a duly authorized officer of the Company.

(d)           At the Initial Closing, Purchaser shall make payment of the aggregate price of the Initial Purchase in immediately available funds by wire transfer to an account of the Company designated in writing by the Company.

3.             Milestone Events Transactions.

3.1            Milestone Payment. Upon the Company’s achievement of the Milestone Event, Purchaser shall make a one-time payment of $10 million to the Company, upon the terms described herein (the “Milestone Payment”).

3.2            Milestone Share Purchase. Upon the Company’s achievement of the Milestone Event, in addition to the Milestone Payment referenced in Section 3.1, the Company shall sell and issue to the Purchaser, and Purchaser shall purchase from the Company, a number of Shares equal to the quotient of the Milestone Investment Amount divided by the Milestone Per Share Price (the “Milestone Share Purchase”).

3.3            No Repeat Milestones. For the avoidance of doubt, the first Milestone Event achieved by the Company shall be the only triggering event for the obligations and transactions described in this Section 3. Purchaser shall only be obligated to make a maximum of one Milestone Payment and one Milestone Share Purchase.

3.4            Milestone Closing.

(a)            Subject to the satisfaction or waiver of the conditions set forth in Sections 6.1 and 6.2 of this Agreement, the Milestone Payment and Milestone Share Purchase shall take place on the date that is five (5) Business Days after the determination of the Milestone Per Share Price (the “Milestone Closing”).

(b)            At the Milestone Closing, the Company shall deliver to Purchaser a stock certificate representing the Shares being purchased and acquired by Purchaser in the Milestone Share Purchase. The Shares issued at the Milestone Closing shall be Series A Preferred Stock, as set forth in the Certificate of Designation (including a conversion ratio of Preferred Stock into Common Stock as described in the definition of Milestone Per Share Price).

(c)            At the Milestone Closing, Purchaser shall make payment of the aggregate amount of the Milestone Payment and the Milestone Investment Amount in immediately available funds by wire transfer to an account of the Company designated in writing by the Company.

(d)            Notwithstanding anything contained in Section 3 (including this Section 3.4) to the contrary, in the event that the Company consummates a Corporate Transaction prior to the Milestone Closing, the Purchaser shall have no obligation to effect the Milestone Share Purchase and such obligations shall terminate and be of no further force and effect.

(e)            Notwithstanding anything contained in Section 3 (including this Section 3.4) to the contrary, in the event that the Milestone Event does not occur prior to the Expiration Date, the Purchaser shall have no obligation to effect the Milestone Payment and Milestone Share Purchase and such obligations shall terminate and be of no further force and effect, it being understood that the Purchaser shall retain its right to consummate the Milestone Share Purchase and Milestone Payment jointly at its option, subject to the terms and conditions applicable to the Milestone Closing as set forth herein.

4.             Representations and Warranties of the Company. Except as set forth in the SEC Filings (including any exhibits thereto), the Company hereby represents and warrants to the Purchaser as of the date hereof (and, with respect to the Milestone Representations, as defined herein, as of the Milestone Closing Date) as follows:

4.1            Incorporation. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where the failure to be in so good standing or to qualify would not have, individually or in the aggregate, a Material Adverse Effect (as defined below) upon the Company. The Company has all requisite corporate power and authority to carry on its business as now being conducted.

4.2            Capitalization. The authorized capital stock of the Company consists of 300,000,000 shares of Common Stock, of which 112,533,905 shares are outstanding on the date hereof, and 10,000,000 shares of Preferred Stock, $0.0001 par value per share, of which no shares are outstanding on the date hereof. The Company has designated 10,000 shares of its Preferred Stock as Series A Preferred Stock as set forth in the Certificate of Designation of Series A Convertible Preferred Stock of the Company (the “Certificate of Designation”), of which no shares are outstanding on the date hereof. Except as set forth in the SEC Filings or awarded in accordance with the Company’s equity compensation plans filed as exhibits to the SEC Filings, there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements, arrangements or commitments of any character obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, any shares of the capital stock of the Company or other equity interests in the Company or any securities convertible into or exchangeable for such shares of capital stock or other equity interests, and there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of its capital stock or other equity interests.

4.3            Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth in the SEC Filings. The Company owns, directly or indirectly, all of the issued and outstanding capital stock or other equity interests of each subsidiary free and clear of any liens, and all of the issued and outstanding shares of capital stock or other equity interests of each subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase equity interests of each subsidiary.

4.4            Authorization. All corporate action on the part of the Company and its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein has been taken. When executed and delivered by the Company, this Agreement shall constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally and by general equitable principles. The Company has all requisite corporate power to enter into this Agreement, and to carry out and perform its obligations under the terms of this Agreement.

4.5            Valid Issuance of the Shares. The Shares have been duly authorized and, when issued and paid for in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable and free and clear of all liens imposed or permitted by the Company, other than restrictions on transfer provided for in this Agreement or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights imposed thereon by provisions of the Amended and Restated Certificate of Incorporation, By-Laws or other charter or organizational documents of the Company. Assuming the accuracy of the representations and warranties of the Purchaser in this Agreement, the Shares will be issued in compliance with all applicable federal and state securities laws. Neither the Company nor, to the knowledge of the Company, any person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising. Neither the Company nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any Company security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Shares under the Securities Act.

4.6            Use of Proceeds. The net proceeds of the sale of the Shares hereunder shall be used by the Company to continue the development of its clinical and preclinical assets and for general corporate purposes, capital expenditures, working capital and general and administrative expenses.

4.7            SEC Filings. The Company has filed, or will file, all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 12(b), 13(a) or 15(d) thereof, since the beginning of the Company’s 2017 fiscal year, on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Filings prior to the expiration of any such extension. As of their respective filing dates, the SEC Filings complied, or will comply, in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Filings, when filed, contained, or will contain, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company is engaged in all material respects only in the business described in the SEC Filings. The financial statements included in the SEC Filings present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, subject in the case of unaudited financial statements to normal, immaterial year-end audit adjustments, and such consolidated financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”) (except as may be disclosed therein or in the notes thereto, and except that the unaudited financial statements may not contain all footnotes required by GAAP, and, in the case of quarterly financial statements, except as permitted by Form 10-Q under the Exchange Act). Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof, the Company has not incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.

4.8            Internal Accounting Controls. The Company and the subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its subsidiaries.

4.9            Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other Governmental Body or other person in connection with the execution, delivery and performance by the Company of the Transaction Documents (including the issuance of the Shares), other than (i) the filing with the SEC of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (ii) the filings required by applicable state securities laws or qualifications that may be required by the Financial Industry Regulation Authority, (iii) the filing of a Notice of Sale of Securities on Form D with the SEC under Regulation D of the Securities Act, (iv) the filing of any requisite notices and/or application(s) to the Nasdaq for the issuance and sale of the Shares and the listing of the Shares for trading or quotation, as the case may be, thereon in the time and manner required thereby, (v) all SEC Filings required in connection with the Transaction Documents and the transactions contemplated therein and/or (vi) those that have been made or obtained prior to the Closing Date (the “Required Filings and Consents”). The consent of the holders of warrants issued by the Company on April 2, 2019 to a variable rate transaction has been obtained and will be effective as of the Initial Closing. This representation and warranty is made in reliance on, and assuming the accuracy of, the representations and warranties of the Purchaser in Section 5 hereof to the extent that the accuracy of such representations and warranties are relevant to the determination of whether any such consent, approval, order or authorization is required. Except for the transactions contemplated by this Agreement, including the acquisition of the Shares contemplated hereby, no event or circumstance has occurred or information exists with respect to the Company or its business, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the SEC Filings are being incorporated by reference into an effective registration statement filed by the Company under the Securities Act). Other than the Purchaser under the Registration Rights Agreement, no person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company or any subsidiary.

4.10          Transactions with Affiliates and Employees. Except as set forth in the SEC Filings, none of the officers or directors of the Company or any subsidiary and, to the Knowledge of the Company, none of the employees of the Company or any subsidiary is presently a party to any transaction with the Company or any subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the Knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

4.11          Resale under Rule 144. Assuming that the Purchaser has satisfied its requirements under Rule 144, the Shares are available for resale under Rule 144 under the Securities Act.

4.12          Application of Takeover Protections. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable Section 203 of the Delaware General Corporation Law to the extent such is or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under this Agreement, including without limitation as a result of the Company’s issuance of the shares of Common Stock pursuant to the Milestone Share Purchase and the Purchaser’s ownership of the Shares.

4.13          Compliance with Laws. The Company and each of its subsidiaries are, and since January 1, 2017 have been, in compliance in all material respects with all applicable Laws. No investigation, claim, suit, proceeding, audit or other action by any Governmental Body or authority is pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its subsidiaries. There is no agreement, judgment, injunction, order or decree binding upon Company or any of its subsidiaries which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its subsidiaries, any acquisition of material property by Company or any of its subsidiaries or the conduct of business by Company or any of its subsidiaries as currently conducted.

4.14          No Conflict. The execution and delivery of the Transaction Documents by the Company and the consummation of the transactions contemplated hereby will not conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under (i) any provision of the Amended and Restated Certificate of Incorporation or By-Laws of the Company or (ii) any agreement or instrument, permit, franchise, license, judgment, order, statute, law, ordinance, rule or regulations applicable to the Company or its properties or assets, except in the case of clause (ii) to the extent that such violations and defaults would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and its properties and assets. The Company is not in material violation, default or breach under any of its material contracts. All material contracts have been filed with the Company SEC Filings. The Company is not required to be registered as, and immediately following the Closing Date will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.15          Tax Matters. The Company and its subsidiaries have timely prepared and filed all material tax returns required to have been filed by them with all appropriate governmental agencies and timely paid all material taxes shown thereon or otherwise owed by them. There are no material unpaid assessments against the Company nor, to the Knowledge of the Company, any audits by any federal, state or local taxing authority. All material taxes that the Company is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no material tax liens pending or, to the Knowledge of the Company, threatened against the Company or any of its assets or property. With the exception of agreements or other arrangements that are not primarily related to taxes entered into in the ordinary course of business, there are no outstanding tax sharing agreements or other such arrangements between the Company and any other corporation or entity (other than a subsidiary of the Company). The Company is not and has never been a “U.S. real property holding corporation” within the meaning of Section 897 of the Internal Revenue Code of 1986 (“Code”), as amended. The transactions set forth herein will not, either independently or in connection with other transactions, result in an “ownership change” of the Company within the meaning of Section 382 of the Code. The Company is not, and will not become, a “personal holding company” within the meaning of Section 542 of the Code.

4.16          Title to Properties. The Company and its subsidiaries have good and marketable title to all real properties and all other material properties and assets owned by them, in each case free from liens, encumbrances and defects, except such as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions, except such as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

4.17          ERISA Compliance. A “Benefit Plan” is an “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) that (i) is established or maintained by the Company, its Subsidiaries or their “ERISA Affiliates” (as defined below), or (ii) provides benefits or compensation to any current or former employee with respect to their employment or services with the Company, a Subsidiary, or an ERISA Affiliate pursuant to a professional employer organization (PEO) agreement (each, a “Benefit Plan”); provided, however, that an employee benefit plan described in (ii) above shall be considered a Benefit Plan only to the extent of the participation of the Company, Subsidiary, or ERISA Affiliate in that Benefit Plan. Except as otherwise disclosed in the Prospectus, each Benefit Plan is in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or any of its Subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such Subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any Benefit Plan. No Benefit Plan, if such Benefit Plan were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its Subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code, in each case except as would not, individually or in the aggregate, have a Material Adverse Change. Each Benefit Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification. Notwithstanding anything in this subsection (ff) to the contrary, with respect to any representation herein that applies to any “employee benefit plan” that is not established or maintained by the Company, a Subsidiary, or an ERISA Affiliate, such representation shall be deemed to be made to the Company’s knowledge.

4.18          Environmental Matters. The Company is not in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), has not released any hazardous substances regulated by Environmental Law onto any real property that it owns or operates and has not received any written notice or claim it is liable for any off-site disposal or contamination pursuant to any Environmental Laws, which violation, release, notice, claim, or liability would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and to the Knowledge of the Company, there is no pending or threatened investigation that would reasonably be expected to lead to such a claim.

4.19          Trading Market. The Company is in compliance with applicable Nasdaq continued listing requirements. The Common Stock is listed on Nasdaq under the symbol “TYME”, there are no proceedings pending or, to the Knowledge of the Company, threatened to revoke or suspend such listing and the Company has not received any communication from Nasdaq with respect to any pending or threatened proceeding that would give rise to a delisting from the Nasdaq. The Company is eligible to register the Shares for resale by the Purchasers on Form S-3 promulgated under the Securities Act.

4.20          No Material Adverse Effect; No Undisclosed Liabilities. From the date of the latest audited financial statements included within the SEC Filings and immediately prior to the date hereof, except as specifically disclosed in any of the SEC Filings filed prior to the date hereof, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to have or result in a material adverse effect on the results of operations, assets, business, operations or financial condition of the Company and its subsidiaries, taken as a whole, (a “Material Adverse Effect”), (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting, and (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock.

4.21          Permits. Each of the Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Filings (collectively, “Permits”), and is operating such businesses in compliance with such Permits, except in each case where the failure to possess such Permits or failure to conduct business in compliance with such permits, would not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of any such Permit.

4.22          Title to Intellectual Property.

(a)            Each of the Company and its subsidiaries owns, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or material for use in connection with their respective businesses as described in the SEC Filings (collectively, the “Company Intellectual Property”). Neither the Company nor any subsidiary has received a written notice that any of the Company Intellectual Property used by the Company or any subsidiary violates or infringes upon the rights of any third party. To the Knowledge of the Company, it has complied in all material respects with all of its obligations and duties to the respective patent offices, including the duty of candor and disclosure to the U.S. Patent and Trademark Office, and all applicable Laws, with respect to all Company Registered IP. The Company has no Knowledge of any information, facts or circumstances that would reasonably be expected to result in any challenge to, or otherwise adversely impact, in any material respect, the ownership of any Company Registered IP. To the Knowledge of the Company, the Company Registered IP, is subsisting, and the issued patents included in the Company Registered IP are valid and enforceable. No Person has any right of first refusal, option and/or other right to acquire any right, title or interest in or to, or has any other lien or encumbrance with respect to, any Company Owned IP.

(b)            To the Knowledge of the Company, neither the Company’s conduct of its business nor any consultant, employee or other person or entity that is or was working for the Company has infringed upon or misappropriated or otherwise violated any material intellectual property rights of any other person or entity, and the manufacturing, use or sale of SM-88 does not and will not infringe upon, misappropriate or otherwise violate the intellectual property rights of any other person or entity.

(c)            To the Knowledge of the Company, no person or entity has infringed or misappropriated or otherwise violated, and no person or entity is currently infringing or misappropriating or otherwise violating any Company Intellectual Property related to SM-88.

4.23          Absence of Litigation. There is no action, suit, proceeding or, to the Knowledge of the Company, investigation, pending, or, to the Knowledge of the Company, threatened by any Governmental Body against the Company and in which an unfavorable outcome, ruling or finding in any said matter, or for all matters taken as a whole, would have a Material Adverse Effect. The foregoing includes, without limitation, any such action, suit, proceeding or investigation that questions this Agreement or the right of the Company to execute, deliver and perform under same.

4.24          Insurance Coverage. The Company maintains in full force and effect insurance coverage that covers its properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its business. The Company has not received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance nor has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

4.25          Brokers and Finders. No person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or the Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company. The Purchaser shall have any obligation with respect to any fees, or with respect to any claims made by or on behalf of other persons for fees, in each case of the type contemplated by this Section 4.25 that may be due in connection with the transactions contemplated by the Transaction Documents.

4.26          No Bad Actors. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the 1933 Act (a “Disqualification Event”) is applicable to the Company or, to the Knowledge of the Company, any Company covered person, except (i) for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3) is applicable.

4.27          Healthcare Regulatory Compliance. The Company (i) is and at all times has been in compliance with all statutes, rules and regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, advertising, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company, including, without limitation, the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.), regulations relating to Good Clinical Practices and Good Laboratory Practices and all other local, state, federal, national, and foreign laws, and final guidance relating to the regulation of the Company (collectively, the “Healthcare Laws”), except for such non-compliance as would not, individually or in the aggregate, have a Material Adverse Effect; (ii) possesses all material licenses, exemptions, certificates, approvals, clearances, authorizations, permits, registrations and supplements or amendments thereto required by any such Healthcare Laws (“Authorizations”) and such Authorizations are valid and in full force and effect and the Company is not in violation of any term of any such Authorizations, except for such violations as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) has not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Body or third party (A) alleging that any product operation or activity is in violation of any Healthcare Laws or Authorizations or (B) has taken or is taking action to materially limit, suspend, materially modify or revoke any Authorizations, nor, to the Knowledge of the Company, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened; (iv) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Healthcare Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission); and (v) is not a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any Governmental Body. Neither the Company, any of its subsidiaries nor any of their respective employees, officers, directors, or agents has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the Knowledge of the Company, is subject to any inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.

4.28          Tests and Preclinical and Clinical Trials. (i) The preclinical studies and clinical trials conducted by or, to the Knowledge of the Company, on behalf of or sponsored by the Company or its subsidiaries, or in which the Company or its subsidiaries have participated, that are described in the SEC Filings, or the results of which are referred to in the SEC Filings, as applicable, were, and if still pending are, being conducted in all material respects in accordance with standard medical and scientific research standards and procedures for products or product candidates comparable to those being developed by the Company and all applicable statutes and all applicable rules and regulations of the FDA and comparable regulatory agencies outside of the United States to which they are subject (collectively, the “Regulatory Authorities”) and Good Clinical Practice and Good Laboratory Practice requirements; (ii) the descriptions in the SEC Filings of the results of such studies and trials are accurate and complete descriptions in all material respects and fairly present the data derived therefrom as of the date thereof and, giving effect to any updates or changes reflected in subsequent SEC Filings, remain accurate and complete descriptions in all material respects and fairly present the data derived therefrom, as of the Initial Closing Date; (iii) to the Knowledge of the Company, there are no other studies or trials not described in the SEC Filings, the results of which the Company believes are inconsistent with or reasonably call into question the results described or referred to in the SEC Filings; (iv) the Company and its subsidiaries have operated at all times and are currently in compliance with all applicable statutes, rules and regulations of the Regulatory Authorities, except where such non-compliance would not, individually or in the aggregate, have a Material Adverse Effect; and (v) neither the Company nor any of its subsidiaries have received any written notices, correspondence or other communications from the Regulatory Authorities or any other governmental agency requiring or threatening the termination, material modification or suspension of any preclinical studies or clinical trials that are described in the SEC Filings or the results of which are referred to in the SEC Filings, other than ordinary course communications with respect to modifications in connection with the design and implementation of such studies or trials.

4.29          Warrant Exercise Price. The Initial Price Per Share, as set forth above, is equal to or above the current exercise price of the warrants issued by the Company on April 2, 2019 (the “Warrants”) and, accordingly, will not trigger the anti-dilution provisions thereof.

5.             Representations, Warranties and Covenants of the Purchaser. The Purchaser represents and warrants to the Company as of the date hereof (and as of the Milestone Closing Date) as follows:

5.1            Authorization. All action on the part of the Purchaser and, if applicable, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement, the consummation of the transactions contemplated herein has been taken. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally and by general equitable principles. The Purchaser has all requisite power or corporate power, whichever is applicable, to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement.

5.2            Purchase Entirely for Own Account. The Purchaser is acquiring the Shares being purchased by it hereunder for investment, for its own account, and not for resale or with a view to distribution in violation of the Securities Act. Except as set forth in this Agreement, nothing contained herein shall be deemed a representation or warranty by the Purchaser to hold the Shares for any period of time.

5.3            Investor Status; Etc. The Purchaser is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act and was not organized for the purpose of acquiring the Shares. The Purchaser’s financial condition is such that it is able to bear the risk of holding the Shares for an indefinite period of time and the risk of loss of its entire investment. The Purchaser has been afforded the opportunity to ask questions of and receive answers from the management of the Company concerning its investment in the Shares and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Company.

5.4            Securities Not Registered. The Purchaser understands that the Shares have not been registered under the Securities Act or the securities laws of any state, or other jurisdiction, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act and applicable state securities laws, and that the Shares must continue to be held by the Purchaser unless a subsequent disposition thereof is registered under the Securities Act or exempt from such registration.

5.5           No Conflict. The execution and delivery of the Transaction Documents by the Purchaser and the consummation of the transactions contemplated therein will not conflict with or result in any violation of or default by the Purchaser (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under (i) any provision of the organizational documents of the Purchaser, (ii) any agreement or instrument, permit, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to the Purchaser or its respective properties or assets or (iii) require the consent, notice or other action by any person under any contract to which the Purchaser is a party, except in the case of clauses (ii) or (iii) where the failure to obtain any requisite consent or notice would not give rise to an event, occurrence or development that has had or that could reasonably be expected to have or result in a material adverse effect on the results of operations, assets, business, operations or financial condition of the Purchaser or its subsidiaries, taken as a whole.

5.6           Consents. All consents, approvals, orders and authorizations required on the part of the Purchaser in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated herein have been obtained and are effective as of the applicable Closing Date (except for filings pursuant to Section 16 or Regulation 13D under the Exchange Act, which shall be filed within the time periods provided for in such regulations).

5.7           Company Representations and Warranties. No representations or warranties have been made to the Purchaser by the Company or any officer, employee, agent, Affiliate, Associate or subsidiary of the Company other than the representations and warranties of the Company contained herein. In purchasing the Shares, the Purchaser specifically disclaims that it is relying on, or has relied upon, any representations or warranties that may have been made by the Company or any other person other than those contained herein and acknowledges and agrees that the Company has specifically disclaimed any such other representation or warranty made by the Company or any other person.

5.8           No Recommendation. The Purchaser understands that no federal or state agency has made any findings or determination as to the fairness of the offering or the sale and purchase of the Shares hereunder (or any part thereof) for public investment, or any recommendation or endorsement of the Shares (or any part thereof).

5.9           Access to Information.  The Purchaser has had access to such information regarding the business and finances of the Company and the Shares including, without limitation, the SEC Filings and the Company’s virtual data site containing proprietary and confidential information, and has been provided the opportunity to discuss with the Company’s management the business, affairs and financial condition of the Company and such other matters with respect to the Company and Shares as would concern a reasonable person considering the transactions contemplated by this Agreement and/or concerned with the operation of the Company, including, without limitation, pursuant to a meeting and/or discussions with management of the Company.

5.10          No Insider Trading or Tipping.  The Purchaser acknowledges that trading in the Company’s securities while in possession of material non-public information or communicating that information to any other person who trades in such securities could subject the Purchaser to liability under U.S. federal and state securities laws and the rules and regulations promulgated thereunder. The Purchaser and its Affiliates shall not engage in any transaction or provide material non-public information with respect to securities of the Company while in possession of any material non-public information relating to the Company or its securities.

5.11          Initial Lock-Up and Future Lock-Up Agreements.  During the period beginning on the Initial Closing Date and ending at the earlier of the date that is (i) three (3) months after the occurrence of the Milestone Event or (ii) three (3) years following the date hereof (the “Lockup Period”), Purchaser shall not, directly or indirectly, (i) offer, sell, offer to sell, contract to sell, hedge, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or sell (or announce any offer, sale, offer of sale, contract of sale, hedge, pledge, sale of any option or contract to purchase, purchase of any option or contract of sale, grant of any option, right or warrant to purchase or other sale or disposition), or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future), any Company Common Stock or any of securities, beneficially owned, within the meaning of Rule 13d-3 under the Exchange Act (“Beneficial Ownership”) by such Purchaser or (ii) enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of any securities. The Purchaser further agrees that, in connection with any public offering of shares of Common Stock or securities exchangeable or convertible into shares of Common Stock that is consummated within three (3) years of the Initial Closing Date, if and to the extent required by the underwriters for such offering, the undersigned will execute a customary “lock-up” agreement regarding some or all of the securities of the Company then owned by the undersigned thereby agreeing not to sell such securities for a period of time after completion of the public offering not to exceed sixty (60) days, whether or not the securities are included in the public offering.

5.12          Risk Factors. The Purchaser has received, read and understands the various risks associated with an investment in the Shares, including those set forth in the Company’s SEC Filings and those on Exhibit B to this Agreement.

5.13          Warrantholder Rights. The Purchaser acknowledges that the Milestone Share Purchase could result in triggering of the anti-dilution provisions under the Warrants, depending on the conversion price of the Preferred Shares.

5.14          Confidentiality.

(a)           The Purchaser acknowledges that it has received and may in the future receive non-public and material information within the meaning of the Securities Act (“Confidential Information”). The Purchaser hereby acknowledges and agrees that, for so long as the Confidential Information has not been publicly disclosed by the Company, the Purchaser shall not (i) disclose any Confidential Information to any person other than to those advisors, agents, counsel, Affiliates, directors, officers, key employees, Associates and other representatives of the Purchaser and its subsidiaries actively involved in the investment decision with respect to the transactions contemplated by this Agreement (“Representatives”) other than as may be required by law or (ii) use the Confidential Information for any purpose other than to evaluate the transactions contemplated by this Agreement; provided, however, the restriction in clause (ii) above shall not apply after expiration of the Standstill Period. The Purchaser shall cause each of its Representatives to comply with this Agreement as though a party hereto and shall be responsible for any such breach by a Representative. Notwithstanding the foregoing, Confidential Information shall not include information or material that (i) is publicly available or becomes publicly available through no action or fault of the Purchaser, (ii) was already in the Purchaser’s possession or known to the Purchaser prior to being disclosed or provided to the Purchaser by or on behalf of the other party, (iii) was or is obtained by the Purchaser from a third party, provided, that, such third party was not bound by a known contractual, legal or fiduciary obligation of confidentiality to the Company with respect to such information or material, (iv) is independently developed by the Purchaser without reference to the Confidential Information, or (v) information that is required to be disclosed by applicable Law or a court of competent jurisdiction.

5.15         Certain Transactions.

(a)           Without the prior written consent of the Company, for a period beginning on the Initial Closing Date and ending at the earlier to occur of (i) three (3) months after the occurrence of the Milestone Event or (ii) three (3) years following the date hereof (the “Standstill Period”), neither the Purchaser nor any of its Affiliates, Associates or Representatives, acting alone or as part of a group, will acquire or offer or agree to acquire, directly or indirectly, by purchase or otherwise (including by way of Beneficial Ownership), voting securities or securities convertible into voting securities of the Company, or any option or other right to acquire such ownership, in each case other than in connection with the purchase of Shares under this Agreement. Without the prior written consent of the Company, for a period of one year from the date hereof, neither the Purchaser nor any of its Affiliates, Associates or Representatives, acting alone or as part of a group, will knowingly; (i) propose to enter into, directly or indirectly, any merger, business combination, tender offer, exchange offer, acquisition of assets, acquisition of interests in the Company’s or its Affiliates’ securities, recapitalization, restructuring, liquidation, dissolution or similar transaction involving the Company or any of its Affiliates; (ii) otherwise seek to influence or control, in any manner whatsoever, the management or policies of the Company or any of its Affiliates (including proxy solicitation or otherwise); (iii) assist, advise or encourage (including by knowingly providing or arranging financing for that purpose) any other person in performing any of the foregoing; or (d) disclose any intention, plan or arrangement to do any of the foregoing.

(b)           Notwithstanding the foregoing, the provisions of 5.15(a) shall no longer be applicable in the event of the occurrence of any of the following:

(i)           Company enters into a definitive written merger, sale or other business combination agreement pursuant to which fifty percent (50%) or more of the outstanding Common Stock of the Company would be converted into cash or securities of another person or group or, immediately after the consummation of such transaction, fifty percent (50%) or more of the then outstanding Common Stock of the Company would be owned by persons other than the holders of Common Stock of the Company immediately prior to the consummation of such transaction, or which would result in all or substantially all of the Company’s assets being sold to any person or group;

(ii)           The announcement or commencement by any third party person or group of a tender offer or exchange offer to acquire securities of the Company which, if successful, would result in such person or group owning, when combined with any other securities owned by such person or group, fifty percent (50%) or more of the then outstanding common stock;

(iii)           The Company becomes the subject of any bankruptcy, insolvency or similar proceeding (except for an involuntary proceeding that is dismissed within sixty (60) days).

(iv)           The Company engages or publicly announces its intention to engage in the solicitation of one (1) or more third party bids for any transaction which would result in a change of control of the Company; or

(v)            The voting securities or securities convertible into voting securities of the Company being acquired by the Purchaser or any of its Affiliates, Associates or Representatives is less than 5% of the issued and outstanding equity of the Company.

6.                  Conditions Precedent.

6.1           Conditions to the Obligation of the Purchaser to Consummate the Closings. The obligation of Purchaser to consummate the Initial Closing or the Milestone Closing, as applicable, and to purchase and pay for the Shares pursuant to this Agreement is subject to the satisfaction of the following conditions precedent:

(a)           Representations and Warranties.

(i)            For the Initial Closing, the representations and warranties contained herein of the Company shall be true and correct (it being understood and agreed by the Purchaser that, in the case of any representation and warranty of the Company contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects in order to satisfy as to such representation or warranty the condition precedent set forth in the foregoing provisions of this Section 6.1(a)(i)).

(ii)           For the Milestone Closing, the representations and warranties of the Company contained in Sections 4.1, 4.2, 4.4, 4.5, 4.7, 4.8, 4.9, 4.10, 4.22, 4.26, 4.27 and 4.28 (together, the “Milestone Representations”) shall be true and correct (it being understood and agreed by the Purchaser that, in the case of any representation and warranty of the Company contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects in order to satisfy as to such representation or warranty the condition precedent set forth in the foregoing provisions of this Section 6.1(a)(ii)); provided, however that the representations and warranties contained in Sections 4.22, 4.27 and 4.28 shall be true and correct in all respects except where the failure of such representation and warranties to be so true and correct would not have, or would not reasonably be expected to have, a Material Adverse Effect.

(b)           The Company shall have performed all obligations and conditions herein required to be performed or observed by the Company on or prior to the Closing Date.

(c)           No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing Date, shall have been instituted before any court, arbitrator or Governmental Body, agency or official and shall be pending.

(d)           No stop order or suspension of trading shall have been imposed by Nasdaq, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.

(e)           The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary for the consummation of the purchase and sale of the Shares and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.

(f)           The purchase of and payment for the Shares by the Purchaser shall not be prohibited by any law or governmental order or regulation. All necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of any other person with respect to any of the transactions contemplated hereby, other than for Regulation D and state “Blue Sky” filings with respect to the sale of the Shares, shall have been duly obtained or made and shall be in full force and effect.

(g)           All instruments and corporate proceedings in connection with the transactions contemplated by this Agreement to be consummated on the Closing Date shall be reasonably satisfactory in form and substance to the Purchaser, and the Purchaser shall have received counterpart originals, or certified or other copies of all documents, including without limitation records of corporate or other proceedings, which it may have reasonably requested in connection therewith.

(h)           The Shares to be issued pursuant to this Agreement shall have been approved for listing (subject to official notice of issuance) on the Nasdaq market or any other national securities exchange upon which the Company’s shares are then listed.

(i)           Any applicable waiting period applicable to the consummation of the Transactions under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any other applicable anti-trust laws relating to the transactions contemplated hereby shall have expired or been terminated.

(j)           There shall have been no Material Adverse Effect with respect to the Company since the date hereof.

(k)           The Company shall have executed and delivered:

(i)            Instruction to its transfer agent to issue a stock certificate representing the Shares being purchased and acquired by Purchaser on the Closing Date to be delivered promptly after the Closing Date (but in no event later than one Business Day following the Closing Date);

(ii)            a legal opinion of Company’s legal counsel, in a form satisfactory to Purchaser, executed by such counsel and delivered to the Purchaser;

(iii)           the Company’s wire instructions;

(iv)           a copy of the Company’s Certificate of Incorporation, as amended, certified by the Secretary of State of the State of Delaware within thirty (30) days of the Initial Closing Date;

(v)            a certificate, signed by a duly elected officer of the Company, certifying as of the Closing Date as to the satisfaction of each of the conditions set forth in Section 6.1(a) and 6.1(b);

(vi)           a certificate evidencing the formation and good standing of the Company issued by the Secretary of State of the State of Delaware, as of a date within ten (10) days of the applicable Closing Date;

(vii)         a certificate executed by the Secretary of the Company and dated as of the Closing Date, certifying as to (i) the resolutions adopted by the Company’s board of directors approving this Agreement, (ii) the Certificate of Incorporation of the Company, as amended, and (iii) the Company’s bylaws, as amended, each as in effect as of the applicable Closing Date;

(viii)        The Company shall not have undergone a Corporate Transaction; and,

(ix)           The Certificate of Designation shall have been filed and accepted by the Secretary of State of the State of Delaware.

6.2           Conditions to the Obligation of the Company to Consummate the Closing. The obligation of the Company to consummate the Initial Closing and the Milestone Closing, as applicable, and to issue and sell to the Purchaser the Shares to be purchased at the Initial Purchase is subject to the satisfaction of the following conditions precedent:

(a)           The representations and warranties contained herein of Purchaser shall be true and correct on and as of each Closing Date with the same force and effect as though made on and as of the each Closing Date (it being understood and agreed by the Company that, in the case of any representation and warranty of a Purchaser contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects in order to satisfy as to such representation or warranty the condition precedent set forth in the foregoing provisions of this Section 6.2(a)).

(b)           The Purchaser shall have performed all obligations and conditions herein required to be performed or observed by the Purchaser on or prior to the Closing Date.

(c)           No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing Date, shall have been instituted before any court, arbitrator or Governmental Body, agency or official and shall be pending.

(d)           The sale of the Shares by the Company shall not be prohibited by any law or governmental order or regulation. All necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of any other person with respect to any of the transactions contemplated hereby, shall have been duly obtained or made and shall be in full force and effect.

(e)           All instruments and corporate proceedings in connection with the transactions contemplated by this Agreement to be consummated on the Closing Date shall be reasonably satisfactory in form and substance to the Company, and the Company shall have received counterpart originals, or certified or other copies of all documents, including without limitation records of corporate or other proceedings, which it may have reasonably requested in connection therewith.

(f)           The receipt by the Company of the Initial Purchase Price in immediately available funds by wire transfer to an account of the Company designated in writing by the Company to such Purchaser.

6.3           Milestone Payment. Except as set forth in Sections 6.1(a)(ii) (with respect to Sections 4.22, 4.27 and 4.28) and 6.1(j) (collectively, the “Milestone Payment Conditions”), the Parties acknowledge that the obligation of Purchaser to make the Milestone Payment is not subject to the conditions in Section 6.1. Notwithstanding anything else in this Agreement, in the event that the conditions set forth in Section 6.1 (other than Milestone Payment Conditions) are not met or waived by Purchaser by the Milestone Closing Date, such that the Milestone Share Purchase is not consummated, the Milestone Payment shall still be payable by Purchaser on the date that is five (5) Business Days after the determination of the Milestone Per Share Price. For the avoidance of doubt, the Purchaser shall have no obligation to pay the Milestone Payment if the Milestone Payment Conditions are not met or waived in accordance with the terms and conditions of this Agreement. For purposes of this Section 6.3 and the Milestone Payment Conditions, “Material Adverse Effect” shall be deemed to include the FDA’s express statement, prior to a Milestone Event, that it intends to reject any NDA for SM-88, regardless of the primary efficacy endpoints having been met, and Tyme is unable to amend the protocol to satisfy the FDA’s registration requirements within nine months of such statement.

7.                  Transfer, Legends.

7.1           Securities Law Transfer Restrictions. The Purchaser shall not sell, assign, pledge, transfer or otherwise dispose or encumber any of the Shares being purchased by the Purchaser hereunder, except pursuant to (i) an effective registration statement under the Securities Act or (ii) an available exemption from registration under the Securities Act and applicable state securities laws and, if requested by the Company, upon delivery by such Purchaser of an opinion of counsel reasonably satisfactory to the Company and the Company’s counsel to the effect that the proposed transfer is exempt from registration under the Securities Act and applicable state securities laws, provided, however, that any such opinion of the Purchaser's counsel shall be entitled to rely on a letter from the Company's counsel certifying that the Company is not then a shell company, as that term is defined in Section 12b-2 of the Exchange Act and has met the information requirements in Rule 144 such that the Shares may be resold in reliance on Rule 144. Any transfer or purported transfer of the Shares in violation of this Section 7.1 shall be voidable by the Company. The Company shall not register any transfer of the Shares in violation of this Section 7.1. The Company may, and may instruct any transfer agent for the Company, to place such stop transfer orders as may be required on the transfer books of the Company in order to ensure compliance with the provisions of this Section 7.1.

7.2           Legends. Each certificate representing any of the Shares shall be endorsed with the legend set forth below, and Purchaser covenants that, except to the extent such restrictions are waived by the Company, it shall not transfer the Shares represented by any such certificate without complying with the restrictions on transfer described in this Agreement and the legend endorsed on such certificate:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE (I) ARE SUBJECT TO CERTAIN CONTRACTUAL RESTRICTIONS UNDER AN AGREEMENT WITH THE ISSUER (THE “PURCHASE AGREEMENT”) AND (II) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED OR THE SECURITIES LAWS OF ANY STATE OF, OR JURISDICTION OUTSIDE OF, THE UNITED STATES AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS (A) IN COMPLIANCE WITH THE PURCHASE AGREEMENT AND (B) IN ABSENCE OF (i) AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER SAID ACT OR AN OPINION OF COMPANY COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.”

8.                  Covenants of the Company.

8.1           SEC Reporting; Registration Rights

(a)           The Company agrees to satisfy reporting under, and comply with Section 12(b) or 12(g) reporting obligations, as applicable, under the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof required to be filed by the Company pursuant to the Exchange Act and the Securities Act; provided, however, the preceding covenant shall cease to apply to the Company in the event the Common Stock of the Company shall be the subject of a business combination, tender offer or other purchase transaction that has been concluded and pursuant to which any of the foregoing reporting obligations shall be subject to termination or suspension under applicable rules of the Exchange Act or the Securities Act. The Company shall use commercially reasonable efforts to continue to satisfy all applicable requirements of Rule 144 (or any successor thereto) for so long as any Shares are outstanding and not registered pursuant to an effective Registration Statement filed with the SEC, and take commercially reasonable action to ensure that Rule 144 is available to cover the resale of the Shares.

8.2           Share Transfers; Disclosure of Certain Confidential Information

(a)           The Company shall use commercially reasonable efforts immediately prior to the expiration of the Lockup Period to disclose certain of the Confidential Information (as referenced in Section 5.14) provided by the Company to a Purchaser to the extent, if any, reasonably necessary to enable such Purchaser to seek liquidity concerning the Shares under the Securities Act and Exchange Act following the Lockup Period; provided, however, the Company shall not be obligated to disclose any Confidential Information that (i) could cause competitive harm if disclosed publicly, (ii) constitutes trade secrets, (iii) constitutes privileged or confidential commercial or financial information of the Company, or (iv) would be inconsistent with or in breach of applicable law (e.g., the Food and Drugs Act or Health Insurance Portability and Accountability Act of 1996).

(b)           The Company shall, after the expiration of the Lockup Period, unless a Registration Statement covering the resale of Purchaser’s Shares is effective under the Securities Act, upon the written request of the Purchaser, cooperate with Purchaser’s requests, from time to time, to effectuate sales of Shares under Rule 144 or other applicable exemption under the Securities Act.

8.3           Required SEC Filings. Purchaser acknowledges that the transactions contemplated herein may result in Purchaser becoming subject to certain public reporting and filing requirements under federal and state securities laws based upon its level of equity ownership in the Company. From and after the date hereof, Purchaser shall use commercially reasonable efforts to timely file all such required reports and filings arising from its level of ownership in the Company, including pursuant to Regulation 13D or Section 16 of the Exchange Act, as applicable, for as long as Purchaser’s ownership levels require the filing of such reports.

8.4           Listing of Common Stock. The Company hereby agrees to use commercially reasonable efforts to maintain the listing or quotation of the Common Stock on Nasdaq. The Company further agrees, if the Company applies to have the Common Stock traded on any other trading market, it will then include in such application all of the Shares, and will take such other action as is reasonably necessary to cause all of the Shares to be listed or quoted on such other trading market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Common Stock on a trading market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the trading market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the [Depository Trust Company] or another established clearing corporation, including, without limitation, by timely payment of fees to the [Depository Trust Company] or such other established clearing corporation in connection with such electronic transfer.

8.5           Subsequent Equity Sales. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Purchaser, or that will be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any trading market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

8.6           No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s ability to fulfill its obligations to the Purchaser under the Transaction Documents.

8.7           Shareholder Rights Plan. The Company shall not adopt any shareholder rights plan (aka “poison pill”) (or similar rights agreement) with a share ownership threshold lower than the share ownership percentage which will be held by the Purchaser after each Closing Date unless the Purchaser (and any Affiliate(s) and Associate(s)) is excluded therefrom.

9.            Indemnification.

9.1           Indemnification. The Company agrees to indemnify and hold harmless the Purchaser and its Affiliates, and their respective directors, officers, trustees, members, managers, employees, investment advisers and agents (each, for the purposes of this Section 9, an “Indemnified Party”), from and against any and all losses, claims, damages, liabilities and expenses (including reasonable and documented attorney fees and disbursements and other documented out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) but excluding (except to the extent arising in connection with any third-party claim, action or proceeding) any incidental, consequential, special or indirect damages (collectively, “Losses”) to which such Indemnified Party may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Indemnified Party for all such amounts as they are incurred by such Indemnified Party solely to the extent such amounts have been finally judicially determined not to have resulted from such Indemnified Party’s fraud, gross negligence or willful misconduct.

9.2           Conduct of Indemnification Proceedings. Any Indemnified Party hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of a third party claim with its own counsel; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any Indemnified Party to give written notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. No Indemnified Party will, except with the consent of the indemnifying party, consent to entry of any judgment or enter into any settlement.

10.                Miscellaneous Provisions.

10.1          Public Statements or Releases. The initial press release with respect to the execution of this Agreement shall be a joint press release to be reasonably agreed upon by Purchaser and the Company. Following such initial press release, the parties shall cooperate in good faith with each other regarding the form, content and timing of any other public disclosure or announcement of this Agreement or the transactions contemplated hereby, provided, nothing in this Agreement shall limit either party’s ability to make public disclosures reasonably deemed required by such party under applicable law. Following the Initial Closing, the Company shall timely file a Current Report on Form 8-K regarding the Transaction Documents within the time period required by the Exchange Act. The parties acknowledge that this Agreement shall be filed as an exhibit to the Company’s SEC Filings.

10.2          Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the sale of the Shares by the Company under this Agreement as required under Regulation D. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Shares for, sale to the Purchaser at the Closing Date under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Purchaser.

10.3          Further Assurances. Each party agrees to, and shall cause their respective affiliates to, cooperate fully with the other party and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by the other party to better evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Agreement and to consummate the transactions contemplate by the Transaction Documents..

10.4          Rights Cumulative. Each and all of the various rights, powers and remedies of the parties shall be considered to be cumulative with and in addition to any other rights, powers and remedies which such parties may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy shall neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

10.5          Corporate Transaction. Should the Company undergo a Corporate Transaction, Sections 3.2 and 3.4 (only insofar as such provisions relate to the Milestone Share Purchase and not the Milestone Payment) as well as 8.1, 8.2, 8.3, 8.4, 8.5 and 8.7 of this Agreement (including the obligations to effect the Milestone Share Purchase) shall terminate.

10.6          Pronouns. All pronouns or any variation thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

10.7          Notices.

(a)   Any notices, correspondence, requests, consents, claims, demands, waivers and other communications required or permitted to be given hereunder (collectively, “correspondence”) shall be sent by postage prepaid first class mail, courier or recognized overnight mail service or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder. The date of giving any correspondence shall be the date of its actual receipt.

(b)   All correspondence to the Company shall be addressed as follows:

Tyme Technologies, Inc.

17 State Street, 7th Floor

New York, NY 10004

Attention: Jim Biehl, Chief Legal Officer

Email: Jim.Biehl@tymeinc.com

with a copy to (which copy shall not constitute notice):

Drinker Biddle & Reath LLP

One Logan Square, Suite 2000

Philadelphia, PA 19103

Attention: Elizabeth Diffley, Esq.

Email: Elizabeth.Diffley@dbr.com

(c)   All correspondence to the Purchaser shall be addressed as follows:

Eagle Pharmaceuticals, Inc.

50 Tice Boulevard, Suite 315

Woodcliff Lake, NJ 07677

Attention: Chief Financial Officer

With a copy to (which copy shall not constitute notice):

Cooley LLP

500 Boylston Street

Boston, MA 02116

Attention: Marc Recht and Miguel J. Vega

Email: mrecht@cooley.com; mvega@cooley.com

Fax No.: 617.937.2400

(d)   Any party may change the address to which correspondence to it is to be addressed by notification as provided for herein.

10.8          Captions. The captions and paragraph headings of this Agreement are solely for the convenience of reference and shall not affect its interpretation.

10.9          Severability. Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

10.10      Specific Performance and Equitable Remedies. Each of the parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the non-breaching counterparty shall be entitled to equitable remedies, including, but not limited to, obtaining an injunction and/or specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

10.11       Governing Law. This Agreement and all matters arising out of or relating to this Agreement shall be governed by and construed in accordance with the internal and substantive laws of the State of Delaware, without regard to any choice or conflict of laws provision or rule thereof.

10.12       Dispute Resolution. The parties hereby (a) irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware and to the jurisdiction of the U.S. District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Delaware or the U.S. District Court for the District of Delaware, and (c) waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

10.13       Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.13.

10.14       Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

10.15       Expenses. Each party to this Agreement will bear its own costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, in connection with this Agreement and the transactions contemplated hereby, whether or not the Initial Closing and/or Milestone Closing shall have occurred.

10.16       Assignment. Subject to the express terms of this Agreement, the rights and obligations of the parties hereto shall inure to the benefit of and shall be binding upon any authorized successors and permitted assigns of each party in accordance with this Agreement. Purchaser may not assign its rights or obligations under this Agreement or designate another person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of the Company. Notwithstanding the foregoing, Purchaser may assign this Agreement and the rights and obligations hereunder (A) to any Affiliate of Purchaser (provided the Company receives reasonably satisfactory evidence that such Affiliate is able to meet its obligations hereunder), or (B) to a successor to all or substantially all of the assets of Purchaser (irrespective of the nature of the transaction, whether by way of stock sale, asset sale or otherwise). The Company may not assign its rights or obligations under this Agreement without the prior written consent of the Purchaser. In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of the Agreement by executing and agreeing to an assumption agreement reasonably acceptable to the other party. Any assignment or transfer in violation of this section shall be void.

10.17      No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their authorized successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

10.18       Survival. Subject to the limitations and other provisions of this Agreement, the respective representations and warranties given by the parties hereto shall survive each of the Initial Closing and Milestone Closing for a period of one year, , and each covenant and agreement contained herein shall survive until fully performed by the applicable party. Notwithstanding the foregoing, any claims asserted in good faith (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration of the above survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.

10.19       Entire Agreement. This Agreement, along with any confidentiality agreement signed by a Purchaser for the benefit of the Company and/or its Affiliates, constitutes the sole and entire agreement among the parties hereto respecting the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral.

10.20       Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

10.21       Amendments and Waivers. This Agreement may be amended, modified or supplemented at any time only by written agreement signed by the Company and the Purchaser, and any failure of the Company to comply with any term or provision of this Agreement may be waived by Purchaser, and any failure of Purchaser to comply with any term or provisions of this Agreement may be waived by Company, at any time by an instrument in writing signed by or on behalf of such other party, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed as of the day and year first above written.

TYME TECHNOLOGIES, INC.

By:	/s/ Steve Hoffman
Name:	Steve Hoffman
Title:	Chief Executive Officer

EAGLE PHARMACEUTICALS, INC.

By:	/s/ Pete A. Meyers
Name:	Pete A. Meyers
Title:	Chief Financial Officer

[Signature Page to Securities Purchase Agreement]

EXHIBIT A

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made as of January 7, 2020 by and between Tyme Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), and Eagle Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Purchaser”).

RECITALS

WHEREAS, the Company and the Purchaser are parties to a Securities Purchase Agreement, dated as of January 7, 2020, as amended from time to time (the “Purchase Agreement”), pursuant to which the Purchaser is purchasing a number of shares of Common Stock on the terms and subject to the conditions set forth in the Purchase Agreement; and

WHEREAS, in connection with the consummation of the transactions contemplated by the Purchase Agreement, and pursuant to the terms of the Purchase Agreement, the parties desire to enter into this Agreement in order to grant certain rights to the Purchaser as set forth below.

NOW, THEREFORE, in consideration of the covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

1.            Certain Definitions. Unless the context otherwise requires, the following terms, for all purposes of this Agreement, shall have the meanings specified in this Section 1.

“Affiliate” has the meaning set forth in Rule 12b-2 of the rules and regulations promulgated under the Exchange Act; provided, however, that for purposes of this Agreement, the Purchaser and its Affiliates, on the one hand, and the Company and its Affiliates, on the other, shall not be deemed to be “Affiliates” of one another.

“Affiliate Status Request” means a written request from the Purchaser to the Company after the expiration of the Lockup Period (as defined in the Purchase Agreement) requiring the Company, or Company counsel, to provide a letter to the Purchaser containing a certification of the Company, or Company counsel, as to the Company’s then-current determination of the Purchaser’s status as an affiliate of the Company for purposes of Rule 144 (the “Affiliate Determination”).

“Allowed Delay” has the meaning set forth in Section 2.1(b)(ii).

“Board” means the board of directors of the Company.

“Business Day” has the meaning ascribed to such term in the Purchase Agreement.

“Common Stock” means shares of the common stock, par value $0.0001 per share, of the Company.

“Effective Date” means the date that a Registration Statement filed pursuant to Section 2.1(a) is first declared effective by the SEC.

“Effectiveness Deadline” means, with respect to a Shelf Registration Statement or New Registration Statement, the ninetieth (90th) calendar day following the Trigger Date (or, in the event the SEC reviews and issues written comments to the Shelf Registration Statement or the New Registration Statement, the one hundred twentieth (120th) calendar day following the Trigger Date); provided, however, that if the Company is notified by the SEC that the Shelf Registration Statement or the New Registration Statement will not be reviewed or is no longer subject to further review and comments, the Effectiveness Deadline as to such Shelf Registration Statement shall be the fifth (5th) Business Day following the date on which the Company is so notified if such date precedes the dates otherwise required above; provided, further, that if the Effectiveness Deadline falls on a Saturday, Sunday or other day that the SEC is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the SEC is open for business; provided, further, that if the SEC is closed for operations due to a government shutdown, the Effectiveness Deadline shall be extended by the same amount of days that the SEC remains closed for operations.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority.

“Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of Registrable Securities.

“Holder” means the Purchaser in the context of its ownership of, or right to acquire, Registrable Securities, and/or its permitted transferees that are holders of, or have the right to acquire, Registrable Securities.

“Liquidated Damages” has the meaning set forth in Section 2.1(c).

“New Registration Statement” has the meaning set forth in Section 2.1(a).

“Participating Holder” means with respect to any registration, the Holder of Registrable Securities covered by the applicable Registration Statement.

“Person” has the meaning ascribed to such term in the Purchase Agreement.

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including pre- and post-effective amendments to such Registration Statement, and all other material incorporated by reference in such prospectus.

“Register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

“Registrable Securities” means the shares of Common Stock issued to the Purchaser on a Closing Date (as defined in the Purchase Agreement), any shares of Common Stock issued upon the conversion of any Preferred Stock (as defined in the Purchase Agreement) issued to the Purchaser at the Milestone Closing (as defined in the Purchase Agreement) and any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, Shares issued to the Purchaser on a Closing Date. Notwithstanding the foregoing, Shares shall cease to be Registrable Securities for all purposes hereunder upon the sale by the Holder of such Shares to the public either pursuant to a registration statement under the Securities Act or under Rule 144 (in which case, only such Shares sold shall cease to be Registrable Securities).

“Registration Statement” means any registration statement of the Company that covers Registrable Securities pursuant to the provisions of this Agreement filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Registration Expenses” has the meaning set forth in Section 2.3.

“Remainder Registration Statement” has the meaning set forth in Section 2.1.

“Rule 144” means Rule 144 as promulgated by the SEC under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

“Rule 145” means Rule 145 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“SEC Guidance” means (i) any publicly-available written or oral guidance, comments, requirements or requests of the SEC staff and (ii) the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

“Shares” has the meaning ascribed to such terms in the Purchase Agreement.

“Shelf Registration Statement” has the meaning set forth in Section 2.1(a).

“Transaction Documents” means this Agreement and the Purchase Agreement, all exhibits and schedules thereto and hereto and any other documents or agreement executed in connection with the transactions contemplated hereunder or thereunder.

“Trigger Date” means, at any time after the expiration of the Lockup Period (as defined in the Purchase Agreement), the date or dates upon which (i) the Purchaser has received written notice from the Company pursuant to an Affiliate Determination providing that the Purchaser is an affiliate of the Company for purposes of Rule 144 or (ii) the Company has not has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months.

2.            Registration Rights.

2.1           Shelf Registration.

(a) Registration Statements. Promptly (but in no event more than 30 days) following the Trigger Date, the Company shall prepare and file with the SEC a Registration Statement on Form S-3 (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of the Registrable Securities) for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement”). Such Shelf Registration Statement shall, subject to the limitations of Form S-3, include the aggregate amount of Registrable Securities to be registered therein and shall contain (except if otherwise required pursuant to written comments received from the SEC upon a review of such Shelf Registration Statement) a “Plan of Distribution” section that shall be in form and substance reasonably satisfactory to the Purchaser. To the extent the staff of the SEC does not permit all of the Registrable Securities to be registered on the Shelf Registration Statement filed pursuant to this Section 2.1(a) or for any other reason any Registrable Securities are not then included in a Registration Statement filed under this Agreement, the Company shall (i) inform the Holder thereof and use its commercially reasonable efforts to file amendments to the Shelf Registration Statement as required by the SEC and/or (ii) withdraw the Shelf Registration Statement and file a new registration statement (a “New Registration Statement”), in either case covering the maximum number of Registrable Securities permitted to be registered by the SEC, on Form S-3 or such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall be obligated to use its commercially reasonable efforts to advocate with the SEC for the registration of all of the Registrable Securities in accordance with SEC Guidance. Notwithstanding any other provision of this Agreement and subject to the payment of liquidated damages in Section 2.1(c), if any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the SEC for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by the Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will first be reduced by Registrable Securities, if any, not acquired pursuant to the Purchase Agreement (whether pursuant to registration rights or otherwise), and second by Registrable Securities represented by Shares (applied, in the case that some Shares may be registered, to the Holder on a pro rata basis based on the total number of unregistered Shares held by the Holder, subject to a determination by the SEC that the Holder must be reduced first based on the number of Shares held by the Holder). In addition, if any SEC Guidance requires the Purchaser seeking to sell securities under a Registration Statement filed pursuant to this Agreement to be specifically identified as an “underwriter” in order to permit such Registration Statement to become effective, and the Purchaser does not consent to being so named as an underwriter in such Registration Statement, then, in each such case, the Company shall reduce the total number of Registrable Securities to be registered on behalf of the Purchaser, until such time as the SEC does not require such identification or until the Purchaser accepts such identification and the manner thereof. In the event the Company amends the Shelf Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use its commercially reasonable efforts to file with the SEC, as promptly as allowed by the SEC or SEC Guidance provided to the Company or to registrants of securities in general, one or more Registration Statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Shelf Registration Statement, as amended, or the New Registration Statement (the “Remainder Registration Statement”). In the event of an Affiliate Status Request, the Company shall promptly, but in no event later than five (5) Business Days of the Company’s receipt of the Affiliate Status Request, provide an Affiliate Determination to the Purchaser.

(b) Effectiveness.

(i) The Company shall use commercially reasonable efforts to have the Shelf Registration Statement or New Registration Statement declared effective as soon as practicable but in no event later than the Effectiveness Deadline (including filing with the SEC a request for acceleration of effectiveness in accordance with Rule 461 promulgated under the Securities Act), and shall use its commercially reasonable efforts to keep the Shelf Registration Statement or New Registration Statement continuously effective under the Securities Act until the earlier of (i) such time as all of the Registrable Securities covered by such Registration Statement have been publicly sold by the Holder or (ii) the date that all Registrable Securities covered by such Registration Statement may be sold by the Holder without volume or manner-of-sale restrictions pursuant to Rule 144, without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 (including Rule 144(i)(2), as applicable) as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and reasonably acceptable to the Company’s transfer agent (the “Effectiveness Period”). The Company shall notify the Purchaser by facsimile or e-mail as promptly as practicable, and in any event, within twenty-four (24) hours, after any Registration Statement is declared effective and shall simultaneously provide the Purchaser with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby.

(ii) For not more than twenty (20) consecutive days or for a total of not more than forty-five (45) days in any twelve (12) month period, the Company may suspend the use of any Prospectus included in any Registration Statement contemplated by this Section 2 in the event that the Company determines in good faith that such suspension is necessary to (A) delay the disclosure of material non-public information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company or (B) amend or supplement the Registration Statement or the related Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading (an “Allowed Delay”); provided, that the Company shall promptly (a) notify the Purchaser in writing of the commencement of and the reasons for an Allowed Delay, but shall not (without the prior written consent of the Purchaser) disclose to the Purchaser any material non-public information giving rise to an Allowed Delay, (b) advise the Purchaser in writing to cease all sales under the Registration Statement until the end of the Allowed Delay and (c) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable.

(iii) During the Effectiveness Period, the Company shall use its commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of each Registration Statement or the use of any Prospectus contained therein, or the suspension of the qualification, or the loss of an exemption from qualification, of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment.

(c) If: (i) the Shelf Registration Statement is not filed with the SEC as soon as is reasonably practicable following the Trigger Date, (ii) the Shelf Registration Statement or the New Registration Statement, as applicable, is not declared effective by the SEC (or otherwise does not become effective) for any reason on or prior to the Effectiveness Deadline, (iii) after its Effective Date and other than for an Allowed Delay, (A) such Registration Statement ceases for any reason (including without limitation by reason of a stop order, or the Company’s failure to update the Registration Statement), to remain continuously effective as to all Registrable Securities included in such Registration Statement or (B) the Company suspends the use of the Prospectus contained in the Registration Statement, or (iv) at such time that a Registration Statement covering all the Registrable Securities is not otherwise effective, the Company fails to satisfy the current public information requirement pursuant to Rule 144(c)(1) as a result of which the Holder is unable to sell Registrable Securities without restriction under Rule 144 (or any successor thereto) and fails to cure any such failure to satisfy the Rule 144(c)(1) (or Rule 144(i)(2), as applicable) requirement within 10 business days following the date upon which the Holder notifies the Company in writing that the Holder is unable to sell Registrable Securities as a result thereof, (any such failure or breach in clauses (i) through (iv) above being referred to as an “Event,” and the date on which such Event occurs, being referred to as an “Event Date”), then in addition to any other rights the Holder may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the earlier of (1) the applicable Event is cured or (2) the Registrable Securities are eligible for resale pursuant to Rule 144 without manner of sale and volume restrictions and without the need for current public information required by Rule 144(c)(1) (or 144(i)(2), as applicable), the Company shall pay to the Holder an amount in cash, as partial liquidated damages and not as a penalty (“Liquidated Damages”), equal to one percent (1.0%) of the aggregate purchase price paid by the Holder pursuant to the Purchase Agreement for any unregistered Registrable Securities then held by the Holder. The parties agree that (1) notwithstanding anything to the contrary herein or in the Purchase Agreement, no Liquidated Damages shall be payable with respect to any period after the expiration of the Effectiveness Period (it being understood that this sentence shall not relieve the Company of any Liquidated Damages accruing prior to the Effectiveness Deadline) and in no event shall, the aggregate amount of Liquidated Damages payable to the Holder exceed, in the aggregate, five percent (5%) of the aggregate purchase price paid by the Holder pursuant to the Purchase Agreement and (2) in no event shall the Company be liable in any thirty (30) day period for Liquidated Damages under this Agreement in excess of one percent (1.0%) of the aggregate purchase price paid by the Holder pursuant to the Purchase Agreement. If the Company fails to pay any Liquidated Damages pursuant to this Section 2.1(c) in full within five (5) Business Days after the date payable, the Company will pay interest thereon at a rate of one percent (1.0%) per month (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such Liquidated Damages are due until such amounts, plus all such interest thereon, are paid in full. The Liquidated Damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event, except in the case of the first Event Date. The Company shall not be liable for Liquidated Damages under this Agreement as to any Registrable Securities which are not permitted by the SEC to be included in a Registration Statement due solely to SEC Guidance from the time that it is determined that such Registrable Securities are not permitted to be registered until such time as the provisions of this Agreement as to the Remainder Registration Statements required to be filed hereunder are triggered, in which case the provisions of this Section 2.1(c) shall once again apply, if applicable. In such case, the Liquidated Damages shall be calculated to only apply to the percentage of Registrable Securities which are permitted in accordance with SEC Guidance to be included in such Registration Statement. The Effectiveness Deadline for a Registration Statement shall be extended without default or Liquidated Damages hereunder in the event that the Company’s failure to obtain the effectiveness of such Registration Statement on a timely basis results from the failure of the Purchaser to timely provide the Company with information requested by the Company and necessary to complete the Registration Statement in accordance with the requirements of the Securities Act (in which the Effectiveness Deadline would be extended with respect to Registrable Securities held by the Purchaser).

(d) In the event that Form S-3 is not  available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form reasonably acceptable to the Holder and (ii) undertake to register the Registrable Securities on Form S-3 promptly after such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

2.2           Piggyback Registrations.

(a) If at any time after the expiration of the Lockup Period, the Company determines to prepare and file with the SEC a Registration Statement relating to an offering for its own account or the account of others of any of its equity securities, then the Company shall send to the Holder written notice of such determination and, if within fifteen (15) calendar days after the date of such notice, the Holder shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registrable Securities the Holder requests to be registered.

(b) The Company shall have the right, in its sole discretion, to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not the Holder has elected to include Registrable Securities in such registration. The expenses of such withdrawn registration shall be borne by the Company.

2.3           Expenses. All expenses incident to the Company’s performance of or compliance with this Agreement shall be paid by the Company, other than underwriting discounts or commissions deducted from the proceeds in respect of any Registrable Securities, including (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC, FINRA or any other regulatory authority and, if applicable, the fees and expenses of any “qualified independent underwriter” as such term is defined in FINRA Rule 5121 (or any successor provision) and of its counsel, (ii) all fees and expenses in connection with compliance with any securities or “Blue Sky” laws (including fees and disbursements of counsel for the underwriters in connection with “Blue Sky” qualifications of the Registrable Securities), (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with the Depository Trust Company, or another established clearing corporation, and of printing Prospectuses and Free Writing Prospectuses), (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and cold comfort letters required by or incident to such performance), (v) Securities Act liability insurance or similar insurance if the Company so desires or the underwriters so require in accordance with then-customary underwriting practice, (vi) all fees and expenses incurred in connection with the listing of Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system, (vii) any reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities, (viii) all fees and expenses of any special experts or other Persons retained by the Company in connection with any registration, (ix) all of the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), (x) all expenses related to the “road-show” for any underwritten offering, including all travel, meals and lodging, (xi) all reasonable fees and disbursements of one legal counsel for the Participating Holder, as selected by the Purchaser, in an amount not to exceed $30,000 in the aggregate during the term of this Agreement, and (xii) any other fees and disbursements customarily paid by the issuers of securities. All such expenses are referred to herein as “Registration Expenses.” The Company shall not be required to pay any underwriting discounts and commissions and transfer taxes, if any, attributable to the sale of Registrable Securities.

2.4           Company Obligations. The Company will use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will:

(a) prepare the required Registration Statement including all exhibits and financial statements required under the Securities Act to be filed therewith, and before filing a Registration Statement, Prospectus or any Free Writing Prospectus, or any amendments or supplements thereto, furnish to the Participating Holder copies of all documents prepared to be filed, and give such Participating Holder a reasonable opportunity to review and comment on the same prior to filing any such documents, it being understood that the Company shall not, except in the case of a registration under Section 2.2, file any Registration Statement or Prospectus or amendments or supplements thereto containing statements with respect to the Participating Holder or the “Plan of Distribution” to which the Participating Holder shall reasonably object in writing;

(b) file with the SEC a Registration Statement relating to the Registrable Securities including all exhibits and financial statements required by the SEC to be filed therewith, and use commercially reasonable efforts to cause such Registration Statement to become effective under the Securities Act;

(c) prepare and file with the SEC such pre- and post-effective amendments to such Registration Statement, supplements to the Prospectus and such amendments or supplements to any Free Writing Prospectus as may be (A) reasonably requested by any Participating Holder related to such Participating Holder or the “Plan of Distribution” or (B) necessary to keep such registration effective for the period of time required by this Agreement, and comply with provisions of the applicable securities laws with respect to the sale or other disposition of all securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement;

(d) notify the Participating Holder as soon as reasonably practicable after notice thereof is received by the Company (A) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, and when the applicable Prospectus or Free Writing Prospectus or any amendment or supplement thereto has been filed, (B) of any written comments by the SEC or any request by the SEC for amendments or supplements to such Registration Statement, Prospectus or Free Writing Prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC preventing or suspending the use of any preliminary or final Prospectus or any Free Writing Prospectus or the initiation or threatening of any proceedings for such purposes, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction and (E) of the receipt by the Company of written notice of the initiation of any proceeding for the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction;

(e) notify the Participating Holder as soon as reasonably practicable when the Company becomes aware of the happening of any event as a result of which the Registration Statement, the Prospectus included in such Registration Statement (as then in effect) or any Free Writing Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus, any preliminary Prospectus or any Free Writing Prospectus, in light of the circumstances under which they were made) not misleading, when any Free Writing Prospectus includes information that may conflict with the information contained in the Registration Statement, or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement, Prospectus or Free Writing Prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the SEC and furnish to the Participating Holder an amendment or supplement to such Registration Statement, Prospectus or Free Writing Prospectus which shall correct such misstatement or omission or effect such compliance;

(f) furnish to the Participating Holder, if requested by the Participating Holder, one (1) copy of the applicable Registration Statement and any amendment or post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference) and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion thereof which contains information for which the Company has sought confidential treatment);

(g) deliver to the Participating Holder as many copies of the applicable Prospectus (including each preliminary Prospectus), any Free Writing Prospectus and any amendment or supplement thereto as such Participating Holder may reasonably request that are covered by such Registration Statement (it being understood that the Company consents to the use of such Prospectus, any Free Writing Prospectus and any amendment or supplement thereto by such Participating Holder in connection with the offering and sale of the Registrable Securities thereby) and such other documents as such Participating Holder may reasonably request, in all cases in order to facilitate the disposition of the Registrable Securities by such Participating Holder;

(h) on or prior to the date on which the Registration Statement is declared effective, use its commercially reasonable efforts to register or qualify, and cooperate with the Participating Holder and their respective counsel, in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of each state and other jurisdiction of the United States as any Participating Holder or their respective counsel reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect for such period as required by this Agreement, provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

(i) reasonably cooperate with the Participating Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends (except to the extent such Registrable Securities are sold under Rule 144, in which case only the certificates for shares actually sold shall be delivered to the transferee without any restrictive legend), and enable such Registrable Securities to be in such denominations and registered in such names as may be requested at least two (2) Business Days prior to any sale of Registrable Securities;

(j) use its reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

(k) make such representations and warranties to the Participating Holder in form, substance and scope as are customarily made by issuers in secondary underwritten public offerings;

(l) enter into such customary agreements (including underwriting and indemnification agreements) and take all such other actions as the Purchaser reasonably requests in order to expedite or facilitate the registration and disposition of such Registrable Securities;

(m) obtain for delivery to the Participating Holder an opinion or opinions from counsel for the Company dated the effective date of the Registration Statement or, in the event of an underwritten offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to such Participating Holder or underwriters, as the case may be, and their respective counsel;

(n) reasonably cooperate with the Participating Holder participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA or any other securities regulatory authority;

(o) use its commercially reasonable efforts to comply with all applicable securities laws and make available to its security holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

(p) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

(q) use commercially reasonable efforts to cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange on which any of the Common Stock is then listed or quoted and on each inter-dealer quotation system on which any of the Common Stock is then quoted;

(r) if the Participating Holder is required under applicable securities laws to be described in a Registration Statement as an “underwriter”, the Company shall make available, during normal business hours, for inspection and review by the Purchaser, advisors to and representatives of the Purchaser (who may or may not be affiliated with the Purchaser and who are reasonably acceptable to the Company), all pertinent financial and other records, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company’s officers, directors and employees, within a reasonable time period, to supply all such information reasonably requested by the Purchaser or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Purchaser and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of such Registration Statement; provided, that, unless the disclosure of such records is necessary to avoid or correct a misstatement or omission in the Registration Statement or the release of such records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Company shall not be required to provide any information under this Section 2.4(r) if (i) the Company believes, after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (ii) if either (A) the Company has requested and been granted from the SEC confidential treatment of such information contained in any filing with the SEC or documents provided supplementally or otherwise or (B) the Company reasonably determines in good faith that such records are confidential and so notifies those inspecting in writing, unless prior to furnishing any such information with respect to clause (ii) such Holder of Registrable Securities requesting such information agrees to enter into a confidentiality agreement in customary form and subject to customary exceptions; and provided, further, that each holder of Registrable Securities agrees that it shall, upon learning that disclosure of such records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action and to prevent disclosure of the records deemed confidential; and

(s) with a view to making available to the Purchaser the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Purchaser to sell shares of Common Stock to the public without registration, the Company shall use commercially reasonable efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144 (including Rule 144(i)(2), as applicable); (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and (iii) furnish to the Purchaser upon request, as long as the Purchaser owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (B) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail the Purchaser of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.

2.5           Obligations of the Purchaser.

(a) The Purchaser shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such customary documents, in form and substance reasonably satisfactory to the Purchaser, in connection with such registration. At least five (5) Business Days prior to the first anticipated filing date of any Registration Statement, the Company shall notify the Purchaser of the information the Company requires from the Purchaser if the Purchaser elects to have any of its Registrable Securities included in the Registration Statement. The Purchaser shall provide such information to the Company at least two (2) Business Days prior to the first anticipated filing date of such Registration Statement if the Purchaser elects to have any of its Registrable Securities included in the Registration Statement.

(b) The Purchaser, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless the Purchaser has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

(c) The Purchaser agrees that, upon receipt of any notice from the Company of either (i) the commencement of an Allowed Delay pursuant to Section 2.1(b) or (ii) the happening of an event pursuant to Section 2.4(d)(C), 2.4(d)(D) and Section 2.4(e) hereof, the Purchaser will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until the Purchaser is advised by the Company that such dispositions may again be made. Notwithstanding anything to the contrary in this Section 2.5(c), the Holder may dispose of shares of Common Stock and the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of the Holder in connection with any sale of Registrable Securities with respect to which the Holder has entered into a contract for sale prior to the Holder’s receipt of a notice from the Company of the happening of any event of the kind described in subclauses (i) and (ii) of this Section 2.5(c), and for which the Holder has not yet settled.

(d) Notwithstanding the foregoing or anything to the contrary contained in this Agreement, nothing in this Agreement shall require the Purchaser to provide any non-public financial information with respect to itself or its Affiliates.

(e) The Purchaser covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to any Registration Statement.

2.6           Indemnification.

(a) Indemnification by the Company. The Company will indemnify and hold harmless the Purchaser and its officers, directors, members, employees and agents, successors and assigns, and each other person, if any, who controls the Purchaser within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary Prospectus or final Prospectus, or any amendment or supplement thereof or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading; (ii) any “Blue Sky” application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”); (iii) the omission or alleged omission to state in a Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made; (iv) any violation by the Company or its agents of any rule or regulation promulgated under the Securities Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; or (v) any failure to register or qualify the Registrable Securities included in any such Registration Statement in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on the Purchaser’s behalf and will reimburse the Purchaser, and each such officer, director or member and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the Purchaser or any such controlling person in writing specifically for use in such Registration Statement or Prospectus, provided, further, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld.

(b) Indemnification by the Purchaser. The Purchaser agrees to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary Prospectus or amendment or supplement thereto or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by the Purchaser to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto; provided, however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld. In no event shall the liability of the Purchaser be greater in amount than the dollar amount of the proceeds (net of all expense paid by the Purchaser in connection with any claim relating to this Section 2.6 and the amount of any damages the Purchaser has otherwise been required to pay by reason of such untrue statement or omission) received by the Purchaser upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of a third party claim with its own counsel (provided, however, that such indemnified party shall, at the expense of the indemnifying party, be entitled to counsel of its own choosing to monitor such defense); provided that, subject to the preceding sentence, any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such Person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

(d) Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No Person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of the Holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by the Holder in connection with any claim relating to this Section 2.6 and the amount of any damages the Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

2.7           Termination of Registration Rights. The registration rights provided to the Holders under Section 2 shall terminate in their entirety at the earlier of: (i) such time as there are no Registrable Securities, and (ii) such time as the Registrable Securities represent less than one percent (1.0%) of the issued and outstanding capital stock of the Company. Notwithstanding the foregoing, Sections 2.3, 2.6 and 3 shall survive the termination of such registration rights.

3.            Miscellaneous.

3.1           Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the state and federal courts located in the State of Delaware for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

3.2           Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successor and assigns of the parties hereto. The Company may not assign its rights or obligations hereunder except with the prior written consent of the Holder, and any such prohibited assignment shall be void. The Holder may assign its rights hereunder in the manner and to the Persons permitted under the Purchase Agreement.

3.3           Entire Agreement; Amendment. This Agreement and the other Transaction Documents constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof. Any previous agreements among the parties relative to the specific subject matter hereof are superseded by this Agreement. This Agreement may be amended, modified or supplemented at any time only by a written agreement signed by the Company and the Purchaser, and any failure of the Company to comply with any term or provision of this Agreement may be waived by Purchaser, and any failure of Purchaser to comply with any term or provision of this Agreement may be waived by Company, at any time by an instrument in writing signed by or on behalf of such other party, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply.

3.4           Notices. All notices and other communications provided for or permitted hereunder shall be made as set forth in Section 10.6 of the Purchase Agreement.

3.5           Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

3.6           Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

3.7           Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

3.8           Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement, or any waiver of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing, and that all remedies, either under this Agreement, by law or otherwise, shall be cumulative and not alternative.

3.9           Consents. Any permission, consent, or approval of any kind or character under this Agreement shall be in writing and shall be effective only to the extent specifically set forth in such writing.

3.10         SPECIFIC PERFORMANCE. THE PARTIES HERETO AGREE THAT IRREPARABLE DAMAGE WOULD OCCUR IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH ITS SPECIFIC INTENT OR WERE OTHERWISE BREACHED. IT IS ACCORDINGLY AGREED THAT THE PARTIES SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS, WITHOUT BOND, TO PREVENT OR CURE BREACHES OF THE PROVISIONS OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS HEREOF, THIS BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY MAY BE ENTITLED BY LAW OR EQUITY, AND ANY PARTY SUED FOR BREACH OF THIS AGREEMENT EXPRESSLY WAIVES ANY DEFENSE THAT A REMEDY IN DAMAGES WOULD BE ADEQUATE.

3.11         Construction of Agreement. No provision of this Agreement shall be construed against either party as the drafter thereof.

3.12        Section References. Unless otherwise stated, any reference contained herein to a Section or subsection refers to the provisions of this Agreement.

3.13        Variations of Pronouns. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the context in which they are used may require.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

COMPANY:

Tyme Technologies, Inc.

By:
Name:	Steve Hoffman
Title:	Chief Executive Officer

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

PURCHASER:

Eagle Pharmaceuticals, Inc.

By:
Name:	Pete A. Meyers
Title:	Chief Financial Officer

[Signature Page to Registration Rights Agreement]

EXHIBIT B

RISK FACTORS